Exhibit 10.1

AMENDMENT TO
WARRANTS OF VALIDUS HOLDINGS, LTD.

AMENDMENT TO WARRANTS OF VALIDUS HOLDINGS, LTD., dated as of December 21, 2007  (this “Amendment”), between Validus Holdings, Ltd. (the “Company”) and the warrant holders listed on the signature pages hereto (the “Holders”).

WHEREAS, the Company has issued and outstanding  an aggregate of 8,711,728.8 warrants to purchase voting and non-voting common stock, currently denominated as Series A Warrants, Series B Warrants, Series D Warrants and Series E Warrants (collectively, the “Warrants”);

WHEREAS, the Holders hold a majority of the Company’s outstanding Warrants; and

WHEREAS, the parties hereto desire to amend the Warrants in the manner set forth herein in accordance with Section 12 of the Warrants.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
Amendment

1.1.  Capitalized Terms.  All capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Warrants.

1.2.  Amendment.  Section 6 of each of the Warrants is hereby amended by adding the following as the last subsection thereof:

In case the Company at any time or from time to time after the date hereof shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of other or additional stock or other securities or property or options, warrants or other rights to purchase Common Stock (or securities convertible into Common Stock) (other than options granted to employees of the Company) by way of dividend or spin-off, reclassification, recapitalization or similar corporate rearrangement) on the Common Stock, other than a dividend payable in additional Common Stock, then, and in each such case, the Company shall make the same dividend or distribution to Warrant Holders as it makes to holders of Common Stock pro rated based on the number of shares of Common Stock for which such Warrants are then exercisable, and the Exercise Price shall not be adjusted in respect thereof.

Article II
Miscellaneous

2.1  Notice; Exclusive Adjustment.  The Company agrees to provide notice to Warrant Holders of any dividend or distribution referred to in Section 1.2 hereof at the same time and in the same manner such notice is provided to holders of Common Stock.  For the avoidance of doubt, the parties agree that payment by the Company of a dividend or distribution to Warrant Holders as provided in Section 1.2 hereof shall be the exclusive adjustment required by the Warrants, including without limitation Section 6 thereof.

2.2.  Continuing Effect. Except as expressly amended hereby, the Warrants shall remain in full force and effect in accordance with there terms.

2.3.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

2.4. Counterparts.   This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the parties hereto as of the date first written above.

Validus Holdings, Ltd.

By: _____________________________
Name:
Title:

ACCEPTED AND AGREED TO, as
of the date hereof:

By:___________________________________
Name:
Title: